Exhibit 10.2
AMENDMENT No. 1
TO
STOCK PURCHASE AGREEMENT
     This Amendment No. 1 (“Amendment”) to that Stock Purchase Agreement (the “Agreement”) entered into as of the 30th day of January, 2007, by and between SEMPRA ENERGY, a corporation incorporated under the laws of the State of California, USA (“Seller”), and Energy West Incorporated, a corporation incorporated under the laws of the State of Montana, USA (“Purchaser”), is entered into as of April 11, 2007 by and between Seller and Purchaser. Any capitalized term used but not defined herein shall have the same meaning as in the Agreement.
RECITALS
     A. The parties hereto (or their predecessors in interest) have entered into the Agreement.
     B. The parties hereto desire to amend the Agreement by replacing in Section 8.7 thereof the amount One Million Five Hundred Thousand Dollars ($1,500,000) with the amount Two Million One Hundred Thousand Dollars ($2,100,000), all as set forth herein.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENT
     1. Maritimes Guarantee. Section 8.7 of the Agreement is hereby amended by deleting the words “One Million Five Hundred Thousand Dollars ($1,500,000)” and inserting in their place the words “Two Million One Hundred Thousand Dollars ($2,100,000).”
     2. Effect of Amendment. The Agreement is hereby ratified and confirmed in all respects, and all terms, conditions and provisions of the Agreement, except as amended by this Amendment, shall remain in full force and effect.
     3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regards to the principles of conflicts of laws thereof other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.
     4. Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same Amendment.

     5. Effective Date. This Amendment is made effective as of the date hereof.
          IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or caused this Amendment to be duly executed by their respective authorized officers, as of the day and year first above written.

Seller:

SEMPRA ENERGY

By:	/s/ Mark A. Snell

Mark A. Snell, Executive Vice President and Chief Financial Officer

Dated: April 11, 2007

Purchaser:

ENERGY WEST INCORPORATED

By:	/s/ David A. Certozke

David A. Cerotzke, President

Dated: April 11, 2007

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